Exhibit 21.1
SUBSIDIARIES OF WELBILT, INC.
AS OF FEBRUARY 25, 2022

	Subsidiary Name	State or other Jurisdiction of Incorporation or Organization
1	Appliance Scientific, Inc.	Delaware
2	Avaj International Holding AB	Sweden
3	Beleggingsmaatschappij Interrub BV	Netherlands
4	Berisford Property Development (USA) Ltd.	New York
5	Boek-en Offsetdrukkerij Kuyte B.V.	Netherlands
6	Cleveland Range LLC	Delaware
7	Cleveland Range Ltd.	Canada
8	Convotherm India Private Limited	India
9	Crem International (Shanghai) Co., Ltd.	China
10	Crem International AB	Sweden
11	Crem International B.V.	Netherlands
12	Crem International GmbH	Germany
13	Crem International Holding AB	Sweden
14	Crem International Spain, S.L.	Spain
15	Enodis Corporation	Delaware
16	Enodis Group Holdings US, Inc.	Delaware
17	Enodis Group Limited.	United Kingdom
18	Enodis Hanover	United Kingdom
19	Enodis Holdings Limited	United Kingdom
20	Enodis Industrial Holdings Limited	United Kingdom
21	Enodis International Limited	United Kingdom
22	Enodis Investments Limited	United Kingdom
23	Enodis Maple Leaf Ltd.	United Kingdom
24	Enodis Nederland B.V.	Netherlands
25	Enodis Oxford	United Kingdom
26	Enodis Property Developments Limited	United Kingdom
27	Enodis Regent	United Kingdom
28	Enodis Strand Ltd.	United Kingdom
29	Enodis Technology Center, Inc.	Delaware
30	Fabristeel (M) Sdn Bhd	Malaysia
31	Fabristeel Lanka (Private) Limited	Sri Lanka
32	Fabristeel Private Limited	Singapore
33	Frymaster, LLC	Louisiana
34	Garland Commercial Industries LLC	Delaware
35	Garland Commercial Ranges Limited	Canada
36	Inducs AG	Switzerland
37	Kysor Business Trust	Delaware
38	Kysor Holdings Inc.	Delaware
39	Kysor Industrial Corporation	Michigan
40	Kysor Nevada Holding Corporation	Nevada
41	Maas International (Deutschland) Verwaltungs-GmbH	Germany
42	Manitowoc Cayman Islands Funding Ltd.	Cayman Islands
43	Manitowoc Foodservice (Luxembourg) S.à.r.l.	Luxembourg
44	Manitowoc Foodservice Companies, LLC	Wisconsin
45	Manitowoc Foodservice Holding, Inc.	Wisconsin
46	Manitowoc Foodservice UK Holding Limited	United Kingdom
47	Manitowoc FP, Inc.	Nevada
48	Manitowoc FSG Holding, LLC	Delaware

49	Manitowoc FSG International Holdings, Inc.	Nevada
50	Manitowoc FSG Manufactura Mexico, S. De R.L. De C.V.	Mexico
51	Manitowoc FSG Mexico, SRL de C.V.	Mexico
52	Manitowoc FSG Operations, LLC	Nevada
53	Manitowoc FSG UK Limited	United Kingdom
54	Manitowoc TJ, SRL de C.V.	Mexico
55	Manston Limited	BVI
56	McCann’s Engineering & Manufacturing Co., LLC	California
57	Merrychef Limited	United Kingdom
58	MTW County Limited (UK)	United Kingdom
59	Spengler GmbH & CO. KG	Germany
60	The Delfield Company LLC	Delaware
61	TRUpour Ltd.	Ireland
62	WELBILT (China) Foodservice Co., Ltd.	China
63	Welbilt (Foshan) Foodservice Co., Ltd.	China
64	WELBILT (Halesowen) Ltd.	United Kingdom
65	WELBILT (Shanghai) Foodservice Co., Ltd.	China
66	WELBILT Asia Pacific Private Limited	Singapore
67	WELBILT Deutschland GmbH	Germany
68	WELBILT Foodservice India Private Limited	India
69	WELBILT Foodservice Russia LLC	Russia
70	Welbilt FSG U.S. Holding, LLC	Delaware
71	WELBILT Iberia, SAU	Spain
72	Welbilt Investments GmbH	Germany
73	Welbilt Italia S.r.l	Italy
74	WELBILT Japan G.K.	Japan
75	Welbilt Manufacturing (Thailand) Ltd.	Thailand
76	Welbilt Mexico Services, S. de R.L. de C.V.	Mexico
77	WELBILT Middle East FZE	United Arab Emirates
78	Welbilt UK Limited	United Kingdom